Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP, Amendment No. 1 to Registration Statement No. 333-221353 on Form S-3 of Phillips 66 Partners LP, and Registration Statement Nos. 333-217734 and 333-222178 on Form S-3 of Phillips 66 Partners LP, of our report dated February 9, 2018, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiary as of and for the years ended December 31, 2017 and December 31, 2016, and for the period from March 2, 2015 through December 31, 2015, appearing in this Annual Report on Form 10-K of Phillips 66 Partners LP for the year ended December 31, 2017.
We also consent to the incorporation by reference in Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP, Amendment No. 1 to Registration Statement No. 333-221353 on Form S-3 of Phillips 66 Partners LP, and Registration Statement Nos. 333-217734 and 333-222178 on Form S-3 of Phillips 66 Partners LP, of our report dated February 9, 2018, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC and subsidiary as of December 31, 2017 and 2016, and for each of the three years in the period ended 2017, appearing in this Annual Report on Form 10-K of Phillips 66 Partners LP for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 23, 2018